Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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ATLANTIC COASTAL ACQUISITION CORP. II

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on XXXX XX, 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend:
https://www.cstproxy.com/atlanticcoastalacquisitionii/sm2024

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

ATLANTIC COASTAL ACQUISITION CORP. II

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON XXXX XX, 2024

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated XXXX XX, 2024, in connection with the special meeting to be held at 9:00 a.m. Eastern Time on XXXX XX, 2024 as a virtual meeting (the "Special Meeting") for the sole purpose of considering and voting upon the following proposals, and hereby appoints Shahraab Ahmad and Jason Chryssicas (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all shares of the common stock of the Company registered in the name provided, which the undersigned is entitled to vote at the Special Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS.

(Continued and to be marked, dated and signed, on the other side)

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders To view the Proxy Statement and to Attend the Special Meeting, please go to: https://www.cstproxy.com/atlanticcoastalacquisitionii/sm2024 PROXY CARD Please mark your votes THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS. like this X 1. The Business Combination Proposal – FOR AGAINST ABSTAIN 6. The Merger Issuance Proposal – To consider FOR AGAINST ABSTAIN To consider and vote upon a proposal to and vote upon a proposal to approve, for approve the Business Combination Agreement, purposes of complying with applicable listing dated as of December 11, 2023 (as it may rules of The Nasdaq Global Market (“Nasdaq”), be amended and/or restated from time to time, the “Business the issuance of shares of Series A common stock pursuant to the Combination Agreement”), by and among Atlantic Coastal Acquisition Business Combination. Corp. II (“ACAB”), Abpro Merger Sub Corp. (“Merger Sub”) and Abpro Corporation (“Abpro”) and the transactions contemplated thereby, 7. The Subscription Agreements Proposal – FOR AGAINST ABSTAIN pursuant to which Merger Sub will merge with and into Abpro with To consider and vote upon a proposal to Abpro surviving the merger as a wholly owned subsidiary of ACAB approve, for purposes of complying with (the “Business Combination”). applicable listing rules of Nasdaq, the issuance of shares of Series A common stock pursuant to the PIPE subscription 2. The NTA Proposal – To consider and vote on FOR AGAINST ABSTAIN agreements. the approval and adoption of the amendments to the current Amended and Restated Certificate 8. The Incentive Plan Proposal – To consider FOR AGAINST ABSTAIN of Incorporation of ACAB (as amended from and vote upon a proposal to approve and adopt time to time, the “Current Charter”), which amendments (the “NTA the incentive plan. Amendments”) shall be effective, if adopted, and implemented by ACAB, prior to the consummation of the proposed Business 9. The Adjournment Proposal – To consider FOR AGAINST ABSTAIN Combination, to remove from the current charter requirements limiting and vote upon a proposal to approve the ACAB’s ability to redeem shares of ACAB Series A common stock and adjournment of the Special Meeting to a later consummate an initial business combination if the amount of such date or dates, if necessary, to permit further redemptions would cause ACAB to have less than $5,000,0001 in net solicitation and vote of proxies in the event that there are insufficient tangible assets. votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NTA Proposal, the Charter Approval 3. The Charter Approval Proposal – FOR AGAINST ABSTAIN Proposal, the Governance Proposal, the Director Election Proposal, To consider and vote upon a proposal to adopt the Subscription Agreements Proposal, the Merger Issuance Proposal the Second Amended and Restated Certificate or the Incentive Plan Proposal, or we determine that one or more of of Incorporation (the “Proposed Charter”). the closing conditions to Business Combination Agreement is not satisfied or waived. 4. The Governance Proposal – To consider and FOR AGAINST ABSTAIN act upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Proposed Charter in order to give holders of ACAB’s common stock the opportunity to present their separate views on important corporate governance procedures. 5. The Director Election Proposal – To consider FOR AGAINST ABSTAIN and vote upon a proposal to elect five directors to serve on the Board of Directors of the Post-Combination Company (the “Board”) until the 2025 annual meeting of stockholders, in the case of Class I directors, the 2026 annual meeting of stockholders, in the case of Class II directors, and the 2027 annual meeting of stockholders, in the case of Class III directors, and, in each case, until their respective successors are duly elected and qualified. CONTROL NUMBER